SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2010
Cistera Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-17304	91-1944887

(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6509 Windcrest Drive, Suite 160, Plano, Texas 75024

(Address of principal executive offices including Zip Code)
Registrant’s telephone number, including area code: (972) 381-4699
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Cistera Networks (“the company”) has restated previously issued financial statements for quarters ending 30 June 2009 and 30 September 2009. Cistera has also filed an amendment to the Section 302 certification for year-end financial statement 31st March 2009.
The company has made the following adjustments between the two quarterly statements in order reflect expenses charged incorrectly in the 30 September 2009 filing to the 30 June 2009 filings. This has no effect overall in the six monthly period.
There was a mistake in the payroll accrual account that resulted in a positive $341,509 dating back to April 2009. The accrual error was caused and dated by duplicate entries to that accrual dating from and solely to April 2009 through June 30, 2009. This has the result of reducing the loss from Quarter ending 30th June 2009 from $428,975 to $192,691. This reduced accrued liabilities from $1,830,263 to $1,593,979 and total stockholders deficit from 2,342,832 to $2,106,548 from Quarter ending 30th June 2009.
Also has reduced the net income for quarter ended 30th September 2009 from $342,500 to $106,215. This entry has been reversed for the quarter ending September 30, 2009 and re-entered in the quarter ending June 30, 2009.
Both these dated statements are being amended and re-issued. The 10K ending 31st March 2009 has been amended and reissued with Section 302 certification changes.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISTERA NETWORKS, INC.
Date: March 5, 2010	/s/ Gregory T. Royal
Gregory T. Royal
Chief Executive Officer and interim Chief Financial Officer (Principal Executive, Financial and Accounting Officer)

2